EXHIBIT 10.2

AGREEMENT AND PLAN OF MERGER OF
HMH ENTERTAINMENT, INC. ,
a Nevada corporation
AND
SAVAGE MOUNTAIN SPORTS CORPORATION,
a Delaware corporation

THIS AGREEMENT AND PLAN OF MERGER dated as of January 6, 2000. (the “Agreement”) is between Savage Mountain Sports Corporation, a Delaware corporation (“Savage Mountain”) and HHH Entertainment, Inc., a Nevada corporation ("HHH”). Savage Mountain and HHH are sometimes referred to herein as the "Constituent Corporations."

RECITALS

A.    Savage Mountain is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 100,000,000 shares, all of which are designated "Common Stock," $.001 par value. As of the date of this Agreement of Merger, 1,000 shares of Common Stock were issued and outstanding, all of which were held by HHH.

B.    HHH is a corporation duly organized and existing under the laws of the State of Nevada and has an authorized capital of 100,000,000 shares, all of which are designated "Common Stock”, $.001 par value per share. As of the date of this Agreement of Merger, 23,237,045 shares of Common Stock were issued and outstanding.

C.    The Board of Directors of HHH has determined that, for the purpose of effecting the reincorporation of HHH in the State of Delaware, it is advisable and in the best interests of HHH that HHH merge with and into Savage Mountain upon the terms and conditions herein provided.

D.    The respective Boards of Directors of Savage Mountain and HHH have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective stockholders and executed by the undersigned officers.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Savage Mountain and HHH hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

I. MERGER

1.1    Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the Nevada Revised Statutes, HHH shall be merged with and into Savage Mountain (the "Merger”), the separate existence of HHH shall cease and Savage Mountain shall be, and is herein sometimes referred as, the "Surviving Corporation", and the name of the Surviving Corporation shall be Savage Mountain Sports Corporation.

1.2    Filing and Effectiveness. The Merger shall become effective when the following actions shall have been completed:

(a)    This Agreement and Merger shall have been adapted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the Nevada Revised Statutes;

(b)    All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

(c)    An executed Agreement and Plan of Merger meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and The date and time when the Merger shall become effective, as aforesaid, is herein called the “Effective Date of the Merger”

1.3    Effect of the Merger. Upon the Effective Date of the Merger, the separate existence of HHH shall cease and Savage Mountain, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and HHH’s Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of HHH in the manner more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of the debts, liabilities and obligations of Savage Mountain as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of HHH in the same manner as if Savage Mountain had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the Nevada Revised Statutes.

II. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

2.1    Certificate of Incorporation. The Certificate of Incorporation of Savage Mountain as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.2    Bylaws. The Bylaws of Savage Mountain as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

2.3    Directors and Officers. The directors and officers of HHH immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

III. MANNER OF CONVERSION OF STOCK

3.1.    HHH Common Shares. Upon the Effective Date of the Merger, each share of HHH Common Stock, $.001 par value, issued and outstanding immediately prior thereto, shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one fully paid and nonassessable share of Common Stock, $.001 par value per share, of the Surviving Corporation. No fractional share interests of Surviving Corporation Common Stock shall be issued. In lieu thereof, any fractional share interests to which a holder would otherwise be entitled shall be aggregated.

3.2    HHH Options, Stock Purchase Rights and Convertible Securities.

(a)    Upon the Effective Date of the Merger, the Surviving Corporation shall assume the obligations of HHH under, and continue, any and all option plans. Each outstanding and unexercised option, other right to purchase, or security convertible into HHH Common Stock (a "Right”) shall become, subject to the provisions in paragraph (c) hereof, an option, right to purchase or a security convertible into the Surviving Corporation's Common Stock on the basis of one share of the Surviving Corporation's Common Stock for each one share of HHH Common Stock issueable pursuant to any such Right, on the same terms and conditions and at an exercise price equal to the exercise price applicable to any such HHH Right at the Effective Date of the Merger.  This paragraph 3.2(a) shall not apply to HHH Common Stock which is subject to paragraph 3.1.

(b)    A number of shares of the Surviving Corporation's Common Stock shall be reserved for issuance upon the exercise of options, stock purchase rights and convertible securities, equal to the number of shares of HHH Common Stock so reserved immediately prior to the Effective Date of the Merger.

(c)    The assumed Rights shall not entitle any holder thereof to a fractional share upon exercise or conversion. In addition, no "additional benefits" (within the meaning of Section 424(a)(2) of the Internal Revenue Code of 1986, as amended) shall be accorded to the optionees pursuant to the assumption of their options.

3.3    Savage Mountain Common Stock. Upon the Effective Date of the Merger, each share of Common Stock, $.001 par value, of Savage Mountain issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Savage Mountain, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

3.4    Exchange of Certificates. After the Effective Date of the merger, each holder of an outstanding certificate representing shares of HHH Common Stock may be asked to surrender the same for cancellation to American Registrar & Transfer Co. (the "Exchange Agent”), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock as the case may be, into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of HHH Common Stock shall be deemed for all purposes to represent the number of shares of the Surviving Corporation's Common Stock, respectively, into which such shares of HHH Common Stock, as the case may be, were converted in the Merger.

The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of .HHH so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

If any certificate for shares of the Surviving Corporation's stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not payable.

IV. GENERAL

4.1    Covenants of Savage Mountain. Savage Mountain covenants and agrees that it will, on or before the Effective Date of the Merger:

(a)    Qualify to do business as a foreign corporation in the State of Nevada and in connection therewith irrevocably appoint an agent for service of process.

(b)    File any and all documents necessary for the assumption by Savage Mountain of all of the tax liabilities of HHH.

(c)    Take such other actions as may be required by the Nevada Revised Statutes.

4.2    Further Assurances. From time to time, as and when required by Savage Mountain or by its successors or assigns, there shall be executed and delivered on behalf of HHH such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Savage Mountain the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of HHH and otherwise to carry out the purposes of this Agreement, and the officers and directors of Savage Mountain are fully authorized in the name and on behalf of HHH or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

4.3    Abandonment. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either HHH or Savage Mountain, or of both, notwithstanding the approval of this Agreement by the stockholders of HHH or by the sole stockholder of Savage Mountain, or by both.

4.4    Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the States of Nevada and Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (3) alter or change any of the terms and conditions of this Agreement if such alternation or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

4.5    Registered Office. The registered office of the Surviving Corporation in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, DE 19801 and The Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

4.6    Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 6701 Center Drive West, Suite 700, Los Angeles, California 90045, and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

4.7    Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with the governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the Nevada Revised Statutes.

4.8     Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of Savage Mountain and HHH is hereby executed on behalf of each of such two corporations and attested by their respective officers there unto duly authorized.

Savage Mountain Sports Corporation, a Delaware corporation

	By:	/s/ James C. Katzaroff
James C. Katzaroff, President

ATTEST:

/s/ John Baumann
John Baumann, Secretary

HHH Entertainment, Inc., a Nevada corporation

	By:	/s/ James C. Katzaroff
James C. Katzaroff, President

ATTEST:

/s/ John Baumann
John Baumann, Secretary